Exhibit 99

Form 4 Joint Filer Information

Name:	PP IV LED, LLC
Address:	C/O Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807
Date of Event Requiring Statement:	01/17/12
Name:	PP IV (AIV) LED, LLC
Address:	C/O Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807
Date of Event Requiring Statement:	01/17/12